SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2003 (December 12, 2003)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)		37027 (Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure

      Province Healthcare Company has been selected by vote of the County Commission of Doña Ana County, New Mexico and the City Council of Las Cruces, New Mexico to purchase the 286-bed Memorial Medical Center in Las Cruces for a purchase price of approximately $150 million. Annual revenues at the hospital are approximately $145 million. The sellers announced the selection of Province’s bid for the hospital on Friday, December 12. Province anticipates completing the purchase in the first quarter of 2004.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

	By:	/s/ Brenda B. Rector Brenda B. Rector Vice President and Controller

Date: December 16, 2003